EXHIBIT 23(B)
                                                                   -------------




                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
Insilco Holding Co.:


We consent to the inclusion in Form 10-K of Insilco Holding Co. of our report dated February 2, 2001, with respect to the consolidated balance sheet of Insilco Holding Co. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2000 and 1999, and the related consolidated financial statement schedule.

/S/ KPMG LLP

Columbus, Ohio
April 1, 2002